Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE  DRAFT

Superior Drilling Products, Inc. Announces
NYSE American Accepts Continued Listing Compliance Plan

Requires compliance with listing standards by May 18, 2022

VERNAL, UT, February 2, 2021 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today announced that NYSE American has accepted the Company’s plan of compliance for continued listing on the exchange. SDP has been granted a plan period through May 18, 2022 to regain compliance with the listing compliance standards of Section 1003(a)(iii). The Company will continue to trade under the symbol “SDPI” on the NYSE American pursuant to this extension. The Company will be required to submit quarterly progress updates on the initiatives outlined in the compliance plan.

Troy Meier, Chairman, President and CEO of SDP, commented, “We are confident that we have outlined a plan of compliance that will enable us to continue our listing on the NYSE American. We are focused on delivering quality drilling technologies to a growing share of our markets both domestically and internationally. Our technologies drive notable efficiencies in drilling which we believe is beneficial to our customers and the environment. We also plan to capitalize on our unique capabilities in manufacturing to expand our opportunities to drive growth and profits.”

As previously announced, on November 18, 2020, the Company was notified by the NYSE American LLC that it had not met compliance standards of Section 1003(a)(iii) as a result of stockholders’ equity falling below $6.0 million and having reported losses in its five most recent fiscal years ended December 31, 2019. Stockholders’ equity was approximately $4.7 million as of September 30, 2020. If the Company is not in compliance with the continued listing standards by May 18, 2022 or if the Company does not make progress consistent with the plan during the plan period, NYSE Regulation staff will initiate delisting proceedings as appropriate. Were that to be the case, SDP may appeal the staff delisting determination.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

- MORE -

Superior Drilling Products, Inc. Provides Preliminary Revenue for Third Quarter 2020

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, achieving the objective provided in the continued listing compliance plan submitted to the NYSE American, driving efficiencies in the production of fossil fuels, providing benefits to our customers, the environment and the global economy and the success of capitalizing on manufacturing expertise to drive growth and profits are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in International markets, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof

For more information, contact investor relations:

Deborah K. Pawlowski, Kei Advisors LLC
(716) 843-3908, dpawlowski@keiadvisors.com

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